Exhibit 99.1

Ventas, Inc.	111 South Wacker Drive, Suite 4800	Chicago, Illinois 60606	(877) 4-VENTAS	www.ventasreit.com

Contact: David J. Smith (877) 4-VENTAS

VENTAS REPORTS 20.5 PERCENT INCREASE IN THIRD QUARTER 2011 NORMALIZED FFO TO $0.88 PER DILUTED SHARE

Company Closes New $2 Billion Unsecured Revolving Credit Facility

Completion of NHP Acquisition Boosts Earnings

Ventas Expects 2011 Normalized FFO Per Diluted Share to Range Between $3.34 and $3.36

CHICAGO, IL (November 4, 2011) – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that  normalized Funds From Operations (“FFO”) for the quarter ended September 30, 2011 increased approximately 120 percent to $255.1 million, from $115.4 million for the comparable 2010 period.  Normalized FFO per diluted common share was $0.88 for the quarter ended September 30, 2011, an increase of 20.5 percent from $0.73 for the comparable 2010 period.  Weighted average diluted shares outstanding in the third quarter of 2011 rose by 84.1 percent to 290.8 million, compared to 157.9 million in the comparable 2010 period.

“Our outstanding third quarter performance benefited greatly from the acquisitions of Nationwide Health Properties and Atria, which were accretive to earnings, expanded and diversified our portfolio, and improved our balance sheet and credit ratings,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said.  “Today we are a stronger Company, with multiple avenues of growth and a diversified portfolio of over 1,300 productive healthcare and seniors housing assets generating $1.4 billion in net operating income, the vast majority of which comes from private pay sources.”

Consistent with the Company’s previous statements, normalized FFO for the quarter ended September 30, 2011 excludes the net benefit (totaling $9.2 million, or $0.03 per diluted share) from net litigation proceeds and income tax benefit, partially offset by merger-related expenses and deal costs (including integration costs), mark-to-market adjustment for derivatives, loss on extinguishment of debt and amortization of other intangibles.  Normalized FFO for the quarter ended September 30, 2010 excluded the net expense (totaling $6.5 million, or $0.04 per diluted share) from merger-related expenses and deal costs (including integration costs), amortization of other intangibles and non-cash income tax expense.

Third quarter 2011 normalized FFO per diluted common share versus the comparable period in 2010 benefited from the Company’s acquisition of Nationwide Health Properties, Inc. (“NHP”) and 117 properties managed by Atria Senior Living, Inc. (“Atria”), rental increases from the Company’s triple-net lease portfolio, higher Net Operating Income after management fees at the Company’s 79 private pay senior living communities managed by Sunrise Senior Living, Inc. (NYSE: SRZ) (“Sunrise”), and higher Net Operating Income from the Company’s medical office building (“MOB”) portfolio, partially offset by increases in general and administrative expenses (including stock-based compensation) as a result of the Company’s enterprise growth, higher interest expense and higher weighted average diluted shares outstanding.

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Ventas Reports Third Quarter Results
November 4, 2011

Normalized FFO for the nine months ended September 30, 2011 was $517.6 million, or $2.45 per diluted common share, a 16.1 percent increase per diluted common share from $332.5 million, or $2.11 per diluted common share, for the comparable 2010 period.  Normalized FFO for the nine months ended September 30, 2011 excludes the net expense (totaling $51.8 million, or $0.25 per diluted share) from merger-related expenses and deal costs (including integration costs), loss on extinguishment of debt, mark-to-market adjustment for derivatives and amortization of other intangibles, partially offset by net litigation proceeds and income tax benefit.

Net income attributable to common stockholders for the quarter ended September 30, 2011 was $102.9 million, or $0.35 per diluted common share, compared with net income attributable to common stockholders for the quarter ended September 30, 2010 of $57.9 million, or $0.37 per diluted common share, including discontinued operations of $0.5 million.  This increase in net income attributable to common stockholders is primarily the result of the NHP acquisition and a net benefit of $9.2 million due to the factors described above for normalized FFO.

Net income attributable to common stockholders for the nine months ended September 30, 2011 was $171.5 million, or $0.81 per diluted common share, compared with net income attributable to common stockholders for the nine months ended September 30, 2010 of $168.6 million, or $1.07 per diluted common share, including discontinued operations of $7.1 million.  This increase in net income attributable to common stockholders is primarily the result of the NHP acquisition, partially offset by a net expense of $51.8 million due to the factors described above for normalized FFO.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the quarter ended September 30, 2011 increased over 142 percent to $264.2 million, from $108.9 million in the comparable 2010 period. Third quarter 2011 NAREIT FFO per diluted common share increased 31.9 percent to $0.91, from $0.69 in the third quarter of 2010.  This increase is primarily due to the factors described above for net income.

NAREIT FFO for the nine months ended September 30, 2011 increased 48.7 percent to $465.8 million, from $313.2 million in the comparable 2010 period. NAREIT FFO per diluted common share for the nine months ended September 30, 2011 increased 11.1 percent to $2.21, from $1.99 in 2010.  This increase is primarily due to the factors described above for net income.

PRIVATE PAY SENIORS HOUSING OPERATING PORTFOLIO

At September 30, 2011, the Company’s seniors housing operating portfolio included 79 private pay seniors housing communities managed by Sunrise and 117 private pay seniors housing communities managed by Atria.

Net Operating Income after management fees (“NOI”) for the Sunrise-managed communities was $40.0 million for the quarter ended September 30, 2011, compared to $39.0 million for the comparable 2010 period.  The comparable 2010 period included the benefit to NOI of a $2 million cash payment from Sunrise for expense overages.  Average daily resident occupancy increased 120 basis points to 90.6 percent versus the prior period, and the average daily rate increased by 4.1 percent to $184.

NOI for the Atria-managed communities was $47.5 million for the quarter ended September 30, 2011 (Ventas’s first full quarter of ownership).  Average unit occupancy for the total portfolio increased 60 basis points to 87.4 percent, compared to 86.8 percent in June 2011.

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Ventas Reports Third Quarter Results
November 4, 2011

THIRD QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

Portfolio, Performance and Balance Sheet Highlights

Investments

➢	On July 1, 2011, Ventas acquired NHP in a stock-for-stock transaction.
➢	In October 2011, Ventas invested over $150 million, including the assumption of $37.7 million in debt, in two MOBs and two seniors housing communities with a blended yield of 7.7 percent.

Liquidity, Ratings and Balance Sheet

➢	The Company currently has $1.8 billion of liquidity:
o
In October 2011, the Company repaid all borrowings outstanding and terminated the commitments under its unsecured revolving credit facilities and entered into a new unsecured revolving credit facility (the “Credit Facility”).  The new Credit Facility provides $2.0 billion of aggregate borrowing capacity, which may be increased at the Company’s option, subject to the satisfaction of certain conditions, to up to $2.5 billion.  Borrowings under the new Credit Facility bear interest initially at 125 basis points over LIBOR.  The new $2 billion Credit Facility matures in October 2015, and the Company has the option to extend the maturity date for one additional year under certain conditions.

o
In connection with the acquisition of NHP, the Company gained the benefit of additional liquidity from an $800 million term loan (the “Term Loan”) previously extended to NHP, priced at LIBOR plus 150 basis points.  The Term Loan matures in June 2012, and the Company currently has $550 million of available borrowing capacity and no amounts outstanding under the Term Loan.  At September 30, 2011, the Company had $250 million of borrowings outstanding under the Term Loan, which was subsequently repaid in full.

➢
As previously announced, in July 2011, Fitch Ratings upgraded Ventas’s corporate credit rating to BBB+ (stable), Moody’s Investors Service upgraded the Company’s rating to Baa2 (stable) and Standard & Poor’s Ratings Services maintained its BBB- rating and positive outlook on the Company.

➢	As previously announced, in July 2011, the Company redeemed $200 million principal amount of its 6½ percent senior notes due 2016, at a redemption price equal to 103.25 percent of par.
➢	The Company repaid in full, at par, $339 million principal amount of NHP’s 6½ percent senior notes at maturity, on July 15, 2011.
➢
At September 30, 2011, the Company had $474 million of borrowings outstanding under its then extant revolving credit facilities, $250 million drawn under the Term Loan, and $57.5 million of cash and short-term cash investments.

➢	The Company’s debt to total capitalization at September 30, 2011 was approximately 31 percent.
➢	The Company’s net debt to Adjusted Pro Forma EBITDA (as defined herein) at September 30, 2011 was 4.7x.

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Ventas Reports Third Quarter Results
November 4, 2011

Portfolio & Normalized FFO

➢
The 197 skilled nursing facilities and hospitals leased by the Company to Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) produced EBITDARM (earnings before interest, taxes, depreciation, amortization, rent and management fees) to actual cash rent coverage of 2.1x for the trailing 12-month period ended June 30, 2011 (the latest date available).

➢	“Same-store” cash NOI growth was 2.7 percent in the quarter ended September 30, 2011 for the Company’s triple-net leased healthcare and seniors housing assets, compared to the third quarter of 2010.
➢
“Same-store” cash NOI growth for the Company’s total portfolio was 2.6 percent in the third quarter of 2011, compared to the third quarter of 2010.  The comparable 2010 period included the benefit to NOI of a $2 million cash payment from Sunrise to Ventas for expense overages; excluding such payment, and assuming a constant Sunrise management fee percentage, the growth rate was 3.4 percent.

➢
Included in normalized FFO for the third quarter of 2011 is non-cash net income of $18.4 million, or $0.06 per diluted share, comprised primarily of favorable fair market value adjustments to debt, amortization of above and below market lease intangibles, straight-line rental revenue, amortization of various deferred revenue items, stock-based compensation expense and amortization of deferred financing fees.

Additional Information

➢
On August 23, 2011, Ventas collected $102.8 million in cash from HCP, Inc. (“HCP”), representing the compensatory damages award it obtained against HCP in 2009 after a jury trial in the United States District Court for the Western District of Kentucky (the “Court”) related to the Company’s 2007 acquisition of Sunrise Senior Living REIT. The Court issued an order scheduling a federal jury trial to commence February 21, 2012 to determine whether Ventas is entitled to collect punitive damages from HCP on account of HCP’s intentional misconduct and the amount of any such punitive damages.  The Company recorded approximately $85 million in net income in the third quarter as a result of this litigation, after payment of expenses and a $3 million donation to the Ventas Charitable Foundation.  This amount was, consistent with the Company’s previous guidance, excluded from normalized FFO.

➢
Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/financial-information/supplemental-information.

VENTAS RAISES 2011 NORMALIZED FFO PER DILUTED SHARE GUIDANCE TO $3.34 TO $3.36

Ventas currently expects its 2011 normalized FFO per diluted share to range between $3.34 and $3.36, improving its previously announced 2011 guidance of between $3.17 and $3.23 per diluted share. This increase is the result of the acquisition of NHP and includes approximately $0.12 of second half non-cash normalized FFO per diluted share. For the full year, Ventas expects average fully diluted shares outstanding to be approximately 231 million; currently, the Company has approximately 291 million fully diluted shares outstanding.  The Company also expects its fourth quarter 2011 normalized FFO per diluted share to range between $0.87 and $0.89.

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Ventas Reports Third Quarter Results
November 4, 2011

The Company’s normalized FFO guidance (and related GAAP earnings projections) for all periods assumes that all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company. In addition, the Company’s normalized FFO guidance excludes (a) gains and losses on the sales of real property assets, (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to the Company’s lawsuit against HCP, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt, (d) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement, (e) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, and (f) the reversal or incurrence of contingent consideration and liabilities.

The Company’s guidance is based on a number of other assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is attached to this press release. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

THIRD QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release today, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  The dial-in number for the conference call is (617) 213-8899.  The participant passcode is “Ventas.”  The conference call is being webcast live by Thomson Reuters and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com.  A replay of the webcast will be available today online, or by calling (617) 801-6888, passcode 30668082, beginning at approximately 2:00 p.m. Eastern Time and will be archived for 30 days.

Ventas, Inc., an S&P 500 company, is a leading healthcare real estate investment trust. Its diverse portfolio of more than 1,300 assets in 47 states (including the District of Columbia) and two Canadian provinces consists of seniors housing communities, skilled nursing facilities, hospitals, medical office buildings and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, managers’ or borrowers’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.

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Ventas Reports Third Quarter Results
November 4, 2011

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including the NHP transaction and those in different asset types and outside the United States; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default and/or delay in payment by the United States of its obligations, and changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s cost of borrowing as a result of changes in interest rates and other factors; (h) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues and its ability to access the capital markets or other sources of funds; (j) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (l) final determination of the Company’s taxable net income for the year ending December 31, 2011; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to reposition its properties on the same or better terms in the event such leases expire and are not renewed by the Company’s tenants or in the event the Company exercises its right to replace an existing tenant upon default; (n) risks associated with the Company’s senior living operating portfolio, such as factors causing volatility in the Company’s operating income and earnings generated by its properties, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) the movement of U.S. and Canadian exchange rates; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate liability and other insurance from reputable and financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company’s tenants, operators, borrowers and managers, and the ability of the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including its ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) the Company’s ability to maintain or expand its relationships with its existing and future hospital and health system clients; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (x) the impact of any financial, accounting, legal or regulatory issues or litigation that may affect the Company or its major tenants, operators or managers.  Many of these factors are beyond the control of the Company and its management.

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Ventas Reports Third Quarter Results
November 4, 2011

CONSOLIDATED BALANCE SHEETS
As of September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010 and September 30, 2010
(In thousands, except per share amounts)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
Assets
Real estate investments:
Land and improvements	$1,584,842	$854,055	$560,086	$559,072	$557,880
Buildings and improvements	15,289,744	8,969,465	6,051,148	6,035,295	5,982,708
Construction in progress	60,978	41,240	5,848	6,519	5,955
Acquired lease intangibles	821,613	317,850	147,381	146,813	143,356
	17,757,177	10,182,610	6,764,463	6,747,699	6,689,899
Accumulated depreciation and amortization	(1,761,135)	(1,601,662)	(1,521,039)	(1,468,180)	(1,416,546)
Net real estate property	15,996,042	8,580,948	5,243,424	5,279,519	5,273,353
Secured loans receivable, net	302,264	634,472	130,608	149,263	164,829
Investments in unconsolidated entities	119,322	14,765	15,011	15,332	16,044
Net real estate investments	16,417,628	9,230,185	5,389,043	5,444,114	5,454,226
Cash and cash equivalents	57,482	26,702	41,899	21,812	33,790
Escrow deposits and restricted cash	84,783	64,261	35,399	38,940	41,985
Deferred financing costs, net	12,424	16,129	17,141	19,533	22,739
Other assets	633,453	296,756	210,616	233,622	248,077
Total assets	$17,205,770	$9,634,033	$5,694,098	$5,758,021	$5,800,817

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$6,313,141	$5,007,080	$2,571,368	$2,900,044	$2,895,547
Accrued interest	65,985	26,558	34,543	19,296	33,748
Accounts payable and other liabilities	1,128,706	401,151	203,594	207,143	202,985
Deferred income taxes	274,852	279,668	238,146	241,333	252,351
Total liabilities	7,782,684	5,714,457	3,047,651	3,367,816	3,384,631

Redeemable OP unitholder interests	92,817	-	-	-	-

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares
authorized, unissued	-	-	-	-	-
Common stock, $0.25 par value; 287,962, 188,106, 163,118,
157,279 and 157,095 shares issued at September 30, 2011,
June 30, 2011, March 31, 2011, December 31, 2010
and September 30, 2010, respectively	72,025	47,063	40,818	39,391	39,346
Capital in excess of par value	9,595,495	4,254,137	2,874,879	2,576,843	2,587,367
Accumulated other comprehensive income	19,237	28,212	28,097	26,868	23,816
Retained earnings (deficit)	(439,015)	(412,694)	(300,382)	(255,628)	(249,047)
Treasury stock, 37, 0, 0, 14, and 0 shares at September 30, 2011,
June 30, 2011, March 31, 2011, December 31, 2010
and September 30, 2010, respectively	(1,980)	-	(8)	(748)	-
Total Ventas stockholders' equity	9,245,762	3,916,718	2,643,404	2,386,726	2,401,482
Noncontrolling interest	84,507	2,858	3,043	3,479	14,704
Total equity	9,330,269	3,919,576	2,646,447	2,390,205	2,416,186
Total liabilities and equity	$17,205,770	$9,634,033	$5,694,098	$5,758,021	$5,800,817

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Ventas Reports Third Quarter Results
November 4, 2011

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2011 and 2010
(In thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,

	2011	2010	2011	2010
Revenues:
Rental income:
Triple-net leased	$211,479	$117,906	$450,211	$351,625
Medical office buildings	58,398	22,817	106,392	47,246
	269,877	140,723	556,603	398,871
Resident fees and services	276,364	113,182	593,348	331,535
Medical office building and other services revenue	9,271	6,711	26,050	6,711
Income from loans and investments	10,072	4,014	24,548	11,336
Interest and other income	373	35	529	420
Total revenues	565,957	264,665	1,201,078	748,873

Expenses:
Interest	73,756	45,519	170,046	133,449
Depreciation and amortization	161,027	52,104	293,541	154,458
Property-level operating expenses:
Senior living	188,856	74,066	403,706	219,802
Medical office buildings	20,305	7,941	37,259	16,267
	209,161	82,007	440,965	236,069
Medical office building services costs	6,347	4,633	19,837	4,633
General, administrative and professional fees	20,624	15,278	51,010	35,819
Loss on extinguishment of debt	8,685	-	25,211	6,549
Litigation proceeds, net	(85,327)	-	(85,327)	-
Merger-related expenses and deal costs	69,350	5,142	131,606	11,668
Other	14,436	(419)	6,664	(404)
Total expenses	478,059	204,264	1,053,553	582,241
Income before income (loss) from unconsolidated entities, income taxes, discontinued
operations and noncontrolling interest	87,898	60,401	147,525	166,632
Income (loss) from unconsolidated entities	182	(392)	(71)	(392)
Income tax benefit (expense)	13,904	(1,657)	23,310	(2,352)
Income from continuing operations	101,984	58,352	170,764	163,888
Discontinued operations	-	542	-	7,139
Net income	101,984	58,894	170,764	171,027
Net (loss) income attributable to noncontrolling interest (net of tax of $0 and $613 for the three months ended 2011 and 2010, respectively, and $0
and $1,591 for the nine months ended 2011 and 2010, respectively)	(901)	996	(781)	2,443
Net income attributable to common stockholders	$102,885	$57,898	$171,545	$168,584

Earnings per common share:
Basic:
Income from continuing operations attributable to
common stockholders	$0.36	$0.37	$0.82	$1.03
Discontinued operations	-	0.00	-	0.05
Net income attributable to common stockholders	$0.36	$0.37	$0.82	$1.08
Diluted:
Income from continuing operations attributable to
common stockholders	$0.35	$0.37	$0.81	$1.02
Discontinued operations	-	0.00	-	0.05
Net income attributable to common stockholders	$0.35	$0.37	$0.81	$1.07

Weighted average shares used in computing earnings per common share:
Basic	287,365	156,631	208,470	156,566
Diluted	290,794	157,941	210,850	157,453

Dividends declared per common share	$0.4486	$0.535	$1.725	$1.605

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Ventas Reports Third Quarter Results
November 4, 2011

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2011 Quarters			2010 Quarters
	Third	Second	First	Fourth	Third

Revenues:
Rental income:
Triple-net leased	$211,479	$120,129	$118,603	$118,200	$117,906
Medical office buildings	58,398	23,758	24,236	22,501	22,817
	269,877	143,887	142,839	140,701	140,723
Resident fees and services	276,364	202,482	114,502	114,766	113,182
Medical office building and other services revenue	9,271	9,822	6,957	7,387	6,711
Income from loans and investments	10,072	8,391	6,085	5,076	4,014
Interest and other income	373	78	78	64	35
Total revenues	565,957	364,660	270,461	267,994	264,665

Expenses:
Interest	73,756	53,732	42,558	45,414	45,519
Depreciation and amortization	161,027	80,755	51,759	51,142	52,104
Property-level operating expenses:
Senior living	188,856	136,739	78,111	72,029	74,066
Medical office buildings	20,305	8,278	8,676	7,855	7,941
	209,161	145,017	86,787	79,884	82,007
Medical office building services costs	6,347	7,954	5,536	4,885	4,633
General, administrative and professional fees	20,624	15,554	14,832	14,011	15,278
Loss on extinguishment of debt	8,685	6	16,520	3,242	-
Litigation proceeds, net	(85,327)	-	-	-	-
Merger-related expenses and deal costs	69,350	55,807	6,449	7,575	5,142
Other	14,436	(7,773)	1	676	(419)
Total expenses	478,059	351,052	224,442	206,829	204,264
Income before income (loss) from unconsolidated entities, income taxes, discontinued
operations and noncontrolling interest	87,898	13,608	46,019	61,165	60,401
Income (loss) from unconsolidated entities	182	(83)	(170)	(272)	(392)
Income tax benefit (expense)	13,904	6,209	3,197	(2,849)	(1,657)
Income from continuing operations	101,984	19,734	49,046	58,044	58,352
Discontinued operations	-	-	-	20,658	542
Net income	101,984	19,734	49,046	78,702	58,894
Net (loss) income attributable to noncontrolling interest (net of tax of $0, $0, $0,
$680 and $613, respectively)	(901)	58	62	1,119	996
Net income attributable to common stockholders	$102,885	$19,676	$48,984	$77,583	$57,898

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.36	$0.11	$0.31	$0.36	$0.37
Discontinued operations	-	-	-	0.13	0.00
Net income attributable to common stockholders	$0.36	$0.11	$0.31	$0.49	$0.37
Diluted:
Income from continuing operations attributable to common stockholders	$0.35	$0.11	$0.30	$0.36	$0.37
Discontinued operations	-	-	-	0.13	0.00
Net income attributable to common stockholders	$0.35	$0.11	$0.30	$0.49	$0.37

Weighted average shares used in computing earnings per common share:
Basic	287,365	176,262	160,420	156,734	156,631
Diluted	290,794	177,945	162,023	158,231	157,941

Dividends declared per common share	$0.4486	$0.7014	$0.575	$0.535	$0.535

- MORE -

Ventas Reports Third Quarter Results
November 4, 2011

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2011 and 2010
(In thousands)

	2011	2010
Cash flows from operating activities:
Net income	$170,764	$171,027
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	293,541	154,922
Amortization of deferred revenue and lease intangibles, net	(15,454)	(4,580)
Other non-cash amortization	(6,185)	6,455
Stock-based compensation	13,596	10,128
Straight-lining of rental income, net	(9,254)	(7,975)
Gain on real estate loan investments	(3,255)	-
Gain on sale of marketable securities	(733)	-
Change in fair value of financial instruments	2,898	-
Loss on extinguishment of debt	25,211	6,549
Net gain on sale of real estate assets (including amounts in discontinued operations)	-	(5,393)
Income tax (benefit) expense	(23,310)	2,352
Loss from unconsolidated entities	71	392
Other	2,004	(8)
Changes in operating assets and liabilities:
Increase in other assets	(27,009)	(9,017)
Increase in accrued interest	19,141	15,763
Increase in accounts payable and other liabilities	1,875	5,504
Net cash provided by operating activities	443,901	346,119
Cash flows from investing activities:
Net investment in real estate property	(344,687)	(239,157)
Purchase of noncontrolling interest	(3,319)	-
Investment in loans receivable	(619,859)	(38,725)
Proceeds from sale of marketable securities	23,050	-
Proceeds from real estate disposals	14,961	25,597
Proceeds from loans receivable	138,934	1,552
Development project expenditures	(23,233)	(1,649)
Capital expenditures	(28,658)	(11,594)
Other	(113)	(4,500)
Net cash used in investing activities	(842,924)	(268,476)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	434,000	233,004
Proceeds from debt	957,753	201,237
Repayment of debt	(895,043)	(331,378)
Payment of deferred financing costs	(1,898)	(1,872)
Issuance of common stock, net	299,926	-
Cash distribution to common stockholders	(354,932)	(251,921)
Cash distributions to redeemable OP unitholders	(4,038)	-
Contributions from noncontrolling interest	2	818
Distributions to noncontrolling interest	(1,997)	(6,633)
Other	1,017	5,426
Net cash provided by (used in) financing activities	434,790	(151,319)
Net increase (decrease) in cash and cash equivalents	35,767	(73,676)
Effect of foreign currency translation on cash and cash equivalents	(97)	69
Cash and cash equivalents at beginning of period	21,812	107,397
Cash and cash equivalents at end of period	$57,482	$33,790

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$11,034,620	$125,846
Other assets acquired	431,679	(385)
Debt assumed	3,508,226	125,320
Other liabilities	992,122	141
Deferred income tax liability	43,889	-
Redeemable OP unitholder interests	100,430	-
Noncontrolling interests	83,702	-
Equity issued	6,737,930	-

- MORE -

Ventas Reports Third Quarter Results
November 4, 2011

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2011 Quarters			2010 Quarters
	Third	Second	First	Fourth	Third
Cash flows from operating activities:
Net income	$101,984	$19,734	$49,046	$78,702	$58,894
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	161,027	80,755	51,759	51,142	52,200
Amortization of deferred revenue and lease intangibles, net	(10,121)	(3,534)	(1,799)	(1,853)	(1,637)
Other non-cash amortization	(9,244)	623	2,436	2,188	2,088
Stock-based compensation	5,228	4,352	4,016	3,950	4,039
Straight-lining of rental income, net	(5,505)	(1,977)	(1,772)	(2,192)	(3,000)
Gain on real estate loan investments	-	(3,078)	(177)	(915)	-
Gain on sale of marketable securities	-	-	(733)	-	-
Change in fair value of financial instruments	11,785	(8,887)	-	-	-
Loss on extinguishment of debt	8,685	6	16,520	3,242	-
Net gain on sale of real estate assets (including amounts in discontinued operations)	-	-	-	(19,848)	(168)
Income tax (benefit) expense	(13,906)	(6,207)	(3,197)	2,849	1,657
(Income) loss from unconsolidated entities	(182)	83	170	272	392
Other	1,315	291	398	(38)	230
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(17,069)	(8,400)	(1,540)	772	(3,843)
Increase (decrease) in accrued interest	15,133	(11,245)	15,253	(14,452)	17,055
Increase (decrease) in accounts payable and other liabilities	8,471	(6,985)	389	(2,316)	10,495
Net cash provided by operating activities	257,601	55,531	130,769	101,503	138,402
Cash flows from investing activities:
Net investment in real estate property	(80,223)	(264,464)	-	(35,284)	(216,242)
Purchase of noncontrolling interest	-	-	(3,319)	(42,333)	-
Investment in loans receivable	(6,934)	(612,925)	-	-	(22,929)
Proceeds from sale of marketable securities	-	-	23,050	-	-
Proceeds from real estate disposals	14,961	-	-	32,566	2,568
Proceeds from loans receivable	6,571	112,413	19,950	17,739	229
Development project expenditures	(17,546)	(5,556)	(131)	(13)	(758)
Capital expenditures	(15,109)	(5,717)	(7,832)	(6,599)	(5,407)
Other	(38)	(38)	(37)	480	(4,500)
Net cash (used in) provided by investing activities	(98,318)	(776,287)	31,681	(33,444)	(247,039)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	334,500	131,500	(32,000)	(204,440)	115,724
Proceeds from debt	253,642	689,481	14,630	396,145	200,541
Repayment of debt	(557,616)	(6,358)	(331,069)	(193,382)	(116,207)
Payment of deferred financing costs	(535)	(1,049)	(314)	(822)	(32)
Issuance of common stock, net	-	-	299,926	-	-
Cash distribution to common stockholders	(152,983)	(108,211)	(93,738)	(84,164)	(84,092)
Cash distributions to redeemable OP unitholders	(4,038)	-	-	-	-
Contributions from noncontrolling interest	2	-	-	-	185
Distributions to noncontrolling interest	(1,381)	(267)	(349)	(1,449)	(2,356)
Other	104	455	458	7,979	753
Net cash (used in) provided by financing activities	(128,305)	705,551	(142,456)	(80,133)	114,516
Net increase (decrease) in cash and cash equivalents	30,978	(15,205)	19,994	(12,074)	5,879
Effect of foreign currency translation on cash and cash equivalents	(198)	8	93	96	117
Cash and cash equivalents at beginning of period	26,702	41,899	21,812	33,790	27,794
Cash and cash equivalents at end of period	$57,482	$26,702	$41,899	$21,812	$33,790

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$7,893,696	$3,140,924	$-	$-	$125,350
Other assets acquired	320,957	110,722	-	-	(30)
Debt assumed	1,886,585	1,621,641	-	-	125,320
Other liabilities	791,160	200,962	-	-	-
Deferred income tax liability	(4,198)	48,087	-	-	-
Redeemable OP unitholder interests	100,430	-	-	-	-
Noncontrolling interests	83,702	-	-	-	-
Equity issued	5,356,974	1,380,956	-	-	-

- MORE -

Ventas Reports Third Quarter Results
November 4, 2011

QUARTERLY FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(In thousands, except per share amounts)

	2011 Quarters			2010 Quarters
	Third	Second	First	Fourth	Third

Net income attributable to common stockholders	$102,885	$19,676	$48,984	$77,583	$57,898
Adjustments:
Depreciation and amortization on real estate assets	160,403	80,172	51,173	50,645	51,449
Depreciation on real estate assets related to noncontrolling
interest	(1,313)	(210)	(204)	(1,184)	(1,627)
Depreciation on real estate assets related to unconsolidated
entities	2,247	931	1,035	1,092	1,275
Discontinued operations:
Gain on sale of real estate assets	-	-	-	(19,848)	(168)
Depreciation and amortization on real estate assets	-	-	-	-	96
FFO	264,222	100,569	100,988	108,288	108,923
Income tax (benefit) expense	(13,904)	(6,209)	(3,197)	2,169	1,044
Loss on extinguishment of debt	8,685	6	16,520	3,242	-
Merger-related expenses and deal costs	69,350	55,807	6,449	7,575	5,142
Litigation proceeds, net	(85,327)	-	-	-	-
Amortization of other intangibles	256	255	256	173	338
Change in fair value of financial instruments	11,785	(8,887)	-	-	-
Normalized FFO	$255,067	$141,541	$121,016	$121,447	$115,447

Per diluted share (1):
Net income attributable to common stockholders	$0.35	$0.11	$0.30	$0.49	$0.37
Adjustments:
Depreciation and amortization on real estate assets	0.55	0.45	0.32	0.32	0.33
Depreciation on real estate assets related to noncontrolling
interest	(0.00)	(0.00)	(0.00)	(0.01)	(0.01)
Depreciation on real estate assets related to unconsolidated
entities	0.01	0.01	0.01	0.01	0.01
Discontinued operations:
Gain on sale of real estate assets	-	-	-	(0.13)	(0.00)
Depreciation and amortization on real estate assets	-	-	-	-	0.00
FFO	0.91	0.57	0.62	0.68	0.69
Income tax (benefit) expense	(0.05)	(0.03)	(0.02)	0.01	0.01
Loss on extinguishment of debt	0.03	0.00	0.10	0.02	-
Merger-related expenses and deal costs	0.24	0.31	0.04	0.05	0.03
Litigation proceeds, net	(0.29)	-	-	-	-
Amortization of other intangibles	0.00	0.00	0.00	0.00	0.00
Change in fair value of financial instruments	0.04	(0.05)	-	-	-
Normalized FFO	$0.88	$0.80	$0.75	$0.77	$0.73

(1) Per share amounts may not add due to rounding.

- MORE -

Ventas Reports Third Quarter Results
November 4, 2011

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.  To overcome this problem, the Company considers FFO and normalized FFO appropriate measures of operating performance of an equity REIT.  Moreover, the Company believes that normalized FFO provides useful information because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items.  The Company uses the NAREIT definition of FFO.  NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.  The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) gains and losses on the sales of real property assets, (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to the Company’s lawsuit against HCP, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt, (d) the non-cash effect of income tax benefits or expenses, (e) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, (f) the reversal or incurrence of contingent consideration and liabilities, and (g) changes in the fair value of interest rate swaps.

FFO and normalized FFO presented herein are not necessarily comparable to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions.  FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and normalized FFO should be examined in conjunction with net income as presented elsewhere herein.

- MORE -

Ventas Reports Third Quarter Results
November 4, 2011

NORMALIZED FFO GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2011

The following table illustrates the Company’s normalized FFO per diluted common share guidance for the year ending December 31, 2011:

	GUIDANCE			UPDATED GUIDANCE			PRIOR GUIDANCE
	For the Three Months			For the Year			For the Year
	Ending			Ending			Ending
	December 31, 2011			December 31, 2011			December 31, 2011
Net income attributable to common stockholders	$0.25	-	$0.32	$1.06	-	$1.14	$0.53	-	$0.71
Adjustments:
Depreciation and amortization on real estate
assets, depreciation related to noncontrolling interest
and gain/loss on sale of real estate assets, net	0.56	-	0.56	1.98	-	1.98	1.98	-	1.98
FFO	0.81	-	0.88	3.04	-	3.12	2.51	-	2.69

Adjustments:
Income tax benefit/expense (net of noncontrolling
interest), gain/loss on extinguishment of debt,
transition and integration expenses, amortization of
intangibles, merger-related expenses and deal
costs, net and certain derivative transactions	0.06	-	0.01	0.30	-	0.24	0.66	-	0.54
Normalized FFO	$0.87	-	$0.89	$3.34	-	$3.36	$3.17	-	$3.23

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Ventas Reports Third Quarter Results
November 4, 2011

Net Debt to Adjusted Pro Forma EBITDA

The following information considers the pro forma effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the three months ended September 30, 2011, as if the transactions had been consummated as of the beginning of the period.  The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including of non-cash stock-based compensation), excluding merger-related expenses and deal costs, gains or losses on sales of real property assets and changes in the fair value of interest rate swaps (“Adjusted Pro Forma EBITDA”) (dollars in thousands):

Net income attributable to common stockholders	$102,885
Pro forma adjustments for current period investments, capital
transactions and dispositions	1,145
Pro forma net income for the three months ended
September 30, 2011	$104,030
Add back:
Pro forma interest	72,285
Pro forma depreciation and amortization	161,027
Stock-based compensation	5,228
Loss on extinguishment of debt	8,685
Income tax benefit	(13,904)
Change in fair value of financial instruments	11,785
Other taxes	788
Merger-related expenses and deal costs	69,350
Litigation proceeds, net	(85,327)
Income from unconsolidated entities	(182)
Adjusted Pro Forma EBITDA	$333,765
Adjusted Pro Forma EBITDA annualized	$1,335,060

As of September 30, 2011:
Debt	$6,313,141
Cash, including cash escrows pertaining to debt	(70,974)
Net debt	$6,242,167

Net debt to Adjusted Pro Forma EBITDA	4.7	x

- MORE -

Ventas Reports Third Quarter Results
November 4, 2011

Non-GAAP Financial Measures Reconciliation
(In thousands, except per share amounts)

	For the Nine Months
	Ended September 30,
	2011	2010

Net income attributable to common stockholders	$171,545	$168,584
Adjustments:
Depreciation and amortization on real estate assets	291,748	153,321
Depreciation on real estate assets related to noncontrolling interest	(1,727)	(5,033)
Depreciation on real estate assets related to unconsolidated entities	4,213	1,275
Discontinued operations:
Gain on sale of real estate assets	-	(5,393)
Depreciation and amortization on real estate assets	-	464
FFO	465,779	313,218
Income tax (benefit) expense	(23,310)	761
Loss on extinguishment of debt	25,211	6,549
Merger-related expenses and deal costs	131,606	11,668
Litigation proceeds, net	(85,327)	-
Amortization of other intangibles	767	338
Change in fair value of financial instruments	2,898	-
Normalized FFO	$517,624	$332,534

Per diluted share (1):
Net income attributable to common stockholders	$0.81	$1.07
Adjustments:
Depreciation and amortization on real estate assets	1.38	0.97
Depreciation on real estate assets related to noncontrolling interest	(0.01)	(0.03)
Depreciation on real estate assets related to unconsolidated entities	0.02	0.01
Discontinued operations:
Gain on sale of real estate assets	-	(0.03)
Depreciation and amortization on real estate assets	-	0.00
FFO	2.21	1.99
Income tax (benefit) expense	(0.11)	0.00
Loss on extinguishment of debt	0.12	0.04
Merger-related expenses and deal costs	0.62	0.07
Litigation proceeds, net	(0.40)	-
Amortization of other intangibles	0.00	0.00
Change in fair value of financial instruments	0.01	-
Normalized FFO	$2.45	$2.11

(1) Per share amounts may not add due to rounding.

- MORE -

Ventas Reports Third Quarter Results
November 4, 2011

Non-GAAP Financial Measures Reconciliation
Quarterly NOI Reconciliation by Segment
(In thousands)

	2011 Quarters			2010 Quarters
	Third	Second	First	Fourth	Third
Revenues

Triple-Net
Triple-Net Rental Income, excluding Discontinued Operations	$211,479	$120,129	$118,603	$118,200	$117,906

Medical Office Buildings
Medical Office - Stabilized	52,231	20,278	20,810	19,326	18,734
Medical Office - Lease up	6,167	3,480	3,426	3,175	4,083
Total Medical Office Buildings - Rental Income	58,398	23,758	24,236	22,501	22,817
Total Rental Income	269,877	143,887	142,839	140,701	140,723

Medical Office Building Services Revenue	8,162	9,822	6,957	7,387	6,711
Total Medical Office Buildings - Revenue	66,560	33,580	31,193	29,888	29,528

Triple-Net Services Revenue	1,109	-	-	-	-
Total Medical Office Building Services and Other Revenue	9,271	9,822	6,957	7,387	6,711

Seniors Housing Operating
Seniors Housing - Stabilized	268,393	195,887	113,931	110,998	109,722
Seniors Housing - Lease up	7,971	6,595	571	3,768	3,460
Total Resident Fees and Services	276,364	202,482	114,502	114,766	113,182

Non-Segment Income from Loans and Investments	10,072	8,391	6,085	5,076	4,014
Total Revenues, excluding Interest and Other Income	565,584	364,582	270,383	267,930	264,630

Property-Level Operating Expenses

Medical Office Buildings
Medical Office - Stabilized	17,879	6,820	7,281	6,431	6,474
Medical Office - Lease up	2,426	1,458	1,395	1,424	1,467
Total Medical Office Buildings	20,305	8,278	8,676	7,855	7,941

Seniors Housing Operating
Seniors Housing - Stabilized	182,120	131,398	77,588	69,455	71,665
Seniors Housing - Lease up	6,736	5,341	523	2,574	2,401
Total Seniors Housing	188,856	136,739	78,111	72,029	74,066
Total Property-Level Operating Expenses	209,161	145,017	86,787	79,884	82,007

Medical Office Building Services Costs	6,347	7,954	5,536	4,885	4,633

Net Operating Income

Triple-Net
Triple-Net Properties	211,479	120,129	118,603	118,200	117,906
Triple-Net Services Revenue	1,109	-	-	-	-
Total Triple-Net	212,588	120,129	118,603	118,200	117,906

Medical Office Buildings
Medical Office - Stabilized	34,352	13,458	13,529	12,895	12,260
Medical Office - Lease up	3,741	2,022	2,031	1,751	2,616
Medical Office Buildings Services	1,815	1,868	1,421	2,502	2,078
Total Medical Office Buildings	39,908	17,348	16,981	17,148	16,954

Seniors Housing Operating
Seniors Housing - Stabilized	86,273	64,489	36,343	41,543	38,057
Seniors Housing - Lease up	1,235	1,254	48	1,194	1,059
Total Seniors Housing	87,508	65,743	36,391	42,737	39,116
Non-Segment	10,072	8,391	6,085	5,076	4,014
Net Operating Income	$350,076	$211,611	$178,060	$183,161	$177,990

- MORE -

Ventas Reports Third Quarter Results
November 4, 2011

Non-GAAP Financial Measures Reconciliation
Same-store Quarterly NOI Reconciliation by Segment
(Dollars in thousands)

	For the Three Months
	Ended September 30,
	2011	2010

Revenues

Triple-Net
Triple-Net Rental Income	$211,479	$117,906
Less:
Rental Income not Included in Same-Store	84,400	-
Straight-Lining of Rental Income, net	2,183	1,843
Non-Cash Rental Income	5,832	113
Other Pro Forma Adjustments	8	44
	92,423	2,000

Same-Store Cash Rental Income	$119,056	$115,906

Percentage Increase		2.7%

Net Operating Income

Triple-Net Same-Store NOI	$119,056	$115,906
Total Seniors Housing	87,508	39,116
Total Medical Office Buildings	39,908	16,954
Investment in Unconsolidated Entities Portion of Cash NOI	312	566
Less:
MOB Noncontrolling Interest Portion of NOI	393	549
MOB Cash NOI not Included in Same-Store	21,313	-
Medical Office Buildings Services NOI	1,815	2,078
Straight-Lining of Rental Income	3,322	1,142
Non-Cash Rental Income	(1)	265
Seniors Housing NOI not Included in Same-Store	47,017	-

Same-Store Net Operating Income	$172,925	$168,508

Percentage Increase		2.6%

Same-Store Net Operating Income	$172,925	$168,508
Sunrise Cash Payment for Expense Overages	-	1,193

Same-Store Net Operating Income excl Expense Overages	$172,925	$167,315

Percentage Increase		3.4%

- MORE -

Ventas Reports Third Quarter Results
November 4, 2011

The Company believes that NOI, same-store cash rental income and same-store NOI provide useful information because those disclosures allow investors, analysts and Company management to measure unlevered property-level operating results and to compare the Company’s operating results to the operating results of other real estate companies and between periods on a consistent basis.  Those terms are commonly used in evaluating results of real estate companies.  The Company defines NOI as total revenues, excluding interest and other income, less property-level operating expenses and medical office building services costs (including amounts in discontinued operations).

- END -